AMENDMENT NO. 2 TO SECOND AMENDED AND RESTATED CREDIT
AGREEMENT

This AMENDMENT NO. 2 TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT (this “Amendment”) dated as of April 5, 2013 is by and among OMNOVA Solutions Inc. (the “Borrower”), the financial institutions party to this Amendment, as Lenders, and JPMorgan Chase Bank, N.A., as Agent for the Lenders. Unless otherwise specified herein, capitalized terms used in this Amendment shall have the meanings ascribed to them in the Credit Agreement (as hereinafter defined).

RECITALS

WHEREAS, Agent, the Lenders named therein and the Borrower are parties to that certain Second Amended and Restated Credit Agreement, dated as of December 9, 2010 (as amended, the “Credit Agreement”); and

WHEREAS, the Borrower has requested that Agent and Lenders, and Agent and Lenders have agreed to, amend the Credit Agreement as described herein and upon the terms and conditions set forth herein;

NOW THEREFORE, in consideration of the mutual execution hereof and other good and valuable consideration, the parties hereto agree as follows:

SECTION 1. Amendment to the Credit Agreement. Subject to the satisfaction of the conditions precedent set forth in Section 8 hereof, the parties hereto hereby agree to the following amendment:

(a) Section 2.5 of the Credit Agreement is hereby amended and restated to read as follows:

“2.5 Unused Line Fee. On the first day of each Fiscal Quarter and on the
Termination Date the Borrowers agree to pay to the Agent, for the account of the Lenders, in accordance with their respective Pro Rata Shares, an Unused Line Fee equal to the rate then applicable under the definition of Unused Line Fee times the amount by which the Maximum Revolver Amount exceeded the sum of the average daily outstanding amount of Revolving Loans and the average daily undrawn face amount of outstanding Letters of Credit, during the immediately prior Fiscal Quarter or shorter period if calculated for the first Fiscal Quarter ending after the Closing Date or on the Termination Date. The Unused Line Fee shall be computed on the basis of a 360-day year for the actual number of days elapsed. All principal payments received by the Agent shall be deemed to be credited to the Borrowers’ Loan Account immediately upon receipt of good funds for purposes of calculating the Unused Line Fee pursuant to this
Section 2.5.”

(b) Section 3.7 of the Credit Agreement is hereby amended by adding a new sentence to the end thereof to read as follows:

“Notwithstanding anything in this Section 3.7 to the contrary, amounts received from any Guarantor that is not a Qualified ECP Guarantor shall not be applied to any Excluded Swap Obligations of such Guarantor.”

(c) Section 7.10(c) of the Credit Agreement is hereby amended and restated to read as follows:

“(c) Omnova may pay cash Dividends so long as (i) no Default or Event of Default is in existence at such time or would result therefrom and (ii) Borrowers’ Availability equals an amount no less than 40% of the aggregate Commitments then in effect after giving effect to such Dividends.”

(d) Section 7.11 of the Credit Agreement is hereby amended by deleting the amount of “$1,000,000” set forth in clause (iii) therein and replacing it with the amount of “$5,000,000”.

(e) Section 7.11 of the Credit Agreement is hereby amended by amending and restating clause (xiv) therein to read as follows:

“(xiv) subject to the provisions of this Section 7.11(xiv) and the requirements contained in the definition of Permitted Acquisition, the Borrowers and wholly-owned Subsidiaries of Omnova may from time to time after Closing Date effect Permitted Acquisitions, so long as (A) all the criteria set forth in the definition of Permitted Acquisition are satisfied, (B) all representations and warranties contained herein or in the other Loan Documents shall be true and correct in all material respects with the same effect as though such representations and warranties were made on and as of the date of such Permitted Acquisition (both before and after giving effect thereto), unless stated to relate to a specific earlier date, in which case such representations and warranties shall be true and correct in all material respects as of such earlier date, (C) in the case of acquisitions effected by any Borrower or Guarantor, such Borrower or Guarantor is able to, and does, grant a Lien to the Agent for the benefit of the Lenders on and security interest in assets acquired thereby in connection with such Permitted Acquisition and (D) the Company shall have delivered to the Agent an officer’s certificate executed by a senior financial officer of Omnova, certifying to the best of his or her knowledge, compliance with the requirements of preceding clauses (A) through (C);”

(f) Section 7.11 of the Credit Agreement is hereby amended by amending and restating clause (xvii) therein to read as follows:

“(xvii) in addition to the other exceptions set forth in this Section
7.11, Omnova and its Subsidiaries may make additional Restricted Investments after the Closing Date to the extent not otherwise permitted under this Section
7.11 so long as (A) no Default or Event of Default is in existence at such time or would result therefrom and (B) Borrowers’ Availability equals an amount no less than 40% of the aggregate Commitments then in effect after giving effect to such
Restricted Investment;”

(g) Section 7.13(c) of the Credit Agreement is hereby amended by deleting the amount of “$20,000,000” set forth therein and replacing it with the amount of “$25,000,000”.

(h) Section 7.14 of the Credit Agreement is hereby amended by amending and restating such Section 7.14 to read as follows:

“7.14 Prepayment. Neither the Borrowers nor any of their Subsidiaries shall voluntarily prepay or redeem any Debt, except (a) the Obligations in accordance with the terms of this Agreement, (b) the Debt under the Term Loan Agreement to the extent permitted under Section 3.3(a) of this Agreement, subject to the Intercreditor Agreement and (c) Debt under the Term Loan Agreement and any other Debt (other than the Obligations) so long as at the time of, and after giving effect to, such prepayment or redemption, Borrowers’ Availability equals an amount no less than 40% of the aggregate Commitments then in effect. Neither the Borrowers nor any of their Subsidiaries shall prepay Debt under the Term
Loan Agreement from “Excess Cash Flow” (as defined in the Term Loan Agreement as of December 9, 2010) unless, after giving effect to any such prepayment Borrowers have Availability of at least $25,000,000.

(i) The definition of “Applicable Margin” set forth in Annex A to the Credit
Agreement is hereby amended and restated to read as follows:

“Applicable Margin” means,

(i)    with respect to CBFR Revolving Loans and all other Obligations, 0.75%; (ii)     with respect to Eurodollar Revolving Loans, 1.75%; and
(iii) with respect to the Letter of Credit Fee, the Applicable Margin for
Eurodollar Revolving Loans.

The Applicable Margins shall be at Level I below from and after April 1,
2013 and shall be adjusted (up or down) on a quarterly basis as determined by the Borrowers’ average daily Availability for the Fiscal Quarter then ending and shall be effective on the first day of each Fiscal Quarter (commencing with the Fiscal Quarter commencing June 1, 2013). Adjustments in Applicable Margins shall be determined by reference to the following grid:

Level	If the Average Daily Availability is:	Eurodollar Revolving Loans Applicable Margins:	CBFR Revolving Loans Applicable Margins:

Level	If the Average Daily Availability is:	Eurodollar Revolving Loans Applicable Margins:	CBFR Revolving Loans Applicable Margins:
I	≥ $50,000,000	1.75%	0.75%
II	< $50,000,000 but ≥ $25,000,000	2.00%	1.00%
III	< $25,000,0000	2.25%	1.25%

If Borrower Representative fails to deliver the Borrowing Base Certificate to the Agent at the time required pursuant to Section 5.2(k), then the Applicable Margins shall be the highest level set forth in the foregoing grid until five days after such Borrowing Base Certificate is so delivered. If a Default or Event of Default has occurred and is continuing at the time any reduction in the Applicable Margins is to be implemented, no reduction may occur until the first day of the first Fiscal Quarter following the date on which such Default or Event of Default is waived or cured.”

(j) The definition of “Consolidated Net Income” set forth in Annex A to the
Credit Agreement is hereby amended by replacing clause (3) therein with the following: “(3) [Intentionally Deleted];”
(k) The definition of “Obligations” set forth in Annex A to the Credit Agreement is hereby amended by adding the following new sentence to the end thereof to read as follows:

“Notwithstanding the foregoing, the foregoing definition of “Obligations” shall not create any guarantee by any Guarantor of (or grant of security interest by any Guarantor to support, as applicable) any Excluded Swap Obligations of such Guarantor for purposes of determining any obligations of any Guarantor.”

(l) The definition of “Permitted Dividend Amount” set forth in Annex A to the Credit Agreement is hereby deleted.

(m) The definition of “Stated Termination Date” set forth in Annex A to the
Credit Agreement is hereby amended and restated to read as follows:

“Stated Termination Date” means December 9, 2017.

(n) The definition of “Unused Line Fee” set forth in Annex A to the Credit
Agreement is hereby amended and restated to read as follows:

“Unused Line Fee” means a fee calculated under Section 2.5 at a rate equal to, at any time of determination: (a) 0.25% to the extent the sum of the outstanding principal amount of Loans and the undrawn face amount of Letters of Credit at such time is equal to or exceeds 50% of the Maximum Revolver Amount then in effect; or (b) 0.375% to the extent the sum of the outstanding principal amount of Loans and face amount of Letters of Credit at such time are less than
50% of the Maximum Revolver Amount then in effect

(o) Annex A to the Credit Agreement is hereby amended by adding the following new defined terms thereto in their proper alphabetical places:

“Commodity Exchange Act” means the Commodity Exchange Act (7
U.S.C. § 1 et seq.), as amended from time to time, and any successor statute.

“Excluded Swap Obligation” means, with respect to any Guarantor, any Swap Obligation if, and to the extent that, all or a portion of the Guaranty of such Guarantor of, or the grant by such Guarantor of a security interest to secure, such Swap Obligation (or any Guaranty thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) (a) by virtue of such Guarantor’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act and the regulations thereunder at the time the Guaranty of such Guarantor or the grant of such security interest becomes or would become effective with respect to such Swap Obligation or (b) in the case of a Swap Obligation subject to a clearing requirement pursuant to Section 2(h) of the Commodity Exchange Act (or any successor provision thereto), because such Guarantor is a “financial entity,” as defined in Section 2(h)(7)(C)(i) the Commodity Exchange Act (or any successor provision thereto), at the time the Guaranty of such Subsidiary Guarantor becomes or would become effective with respect to such related Swap Obligation. If a Swap Obligation arises under a master agreement governing more than one swap, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to swaps for which such Guaranty or security interest is or becomes illegal.
“Qualified ECP Guarantor” means, in respect of any Swap Obligation, each Guarantor that has total assets exceeding $10,000,000 at the time the relevant Guaranty or grant of the relevant security interest becomes or would become effective with respect to such Swap Obligation or such other person as constitutes an “eligible contract participant” under the Commodity Exchange Act or any regulations promulgated thereunder and can cause another person to qualify as an “eligible contract participant” at such time by entering into a keepwell under Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.

“Swap Obligation” means, with respect to any Guarantor, any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of section 1a(47) of the Commodity Exchange Act.

SECTION 2. Representations And Warranties of Borrowers. Borrower represents and warrants that:

(a) the execution, delivery and performance by such Borrower of this Amendment has been duly authorized by all necessary corporate action and is a legal, valid and binding obligation of such Person enforceable against such Person in accordance with its terms, except as the enforcement thereof may be subject to (i) the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar law affecting creditors’ rights generally and (ii) general principles of equity (regardless of whether such enforcement is sought in a proceeding in equity or at law);

(b) each of the representations and warranties contained in the Credit Agreement, as amended hereby, is true and correct in all material respects on and as of the date hereof as if made on the date hereof;

(c) no Event of Default shall have occurred and be continuing under the
Credit Agreement after giving effect to this Amendment; and

(d) neither the execution, delivery and performance of this Amendment nor the consummation of the transactions contemplated hereby does or shall contravene, result in a breach of, or violate (i) any provision of such Borrower’s certificate or articles of incorporation or bylaws, (ii) any law or regulation, or any order or decree of any court or government instrumentality, or (iii) any indenture, mortgage, deed of trust, lease, agreement or other instrument to which such Borrower is a party or by which it or any of its property is bound, except in any such case to the extent such conflict or breach has been waived by a written waiver document, a copy of which has been delivered to Agent on or before the date hereof.

SECTION 3. Acknowledgments Regarding Credit Agreement.
(a) Except as specifically amended above, the Credit Agreement and the other Loan Documents shall remain in full force and effect and are hereby ratified and confirmed. The parties hereto agree that this Amendment shall constitute a Loan Document.

(b) The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of Agent or the Lenders under the Credit Agreement or any other Loan Documents, nor constitute a waiver of any provision of the Credit Agreement or any other Loan Documents. Upon the effectiveness of this

Amendment, each reference in the Credit Agreement and the other Loan Documents to “this Agreement”, “hereunder”, “hereof”, “herein” or words of similar import shall mean and be a reference to the Credit Agreement, as amended by this Amendment.

(c) Borrower hereby acknowledges and agrees that there is no defense, setoff or counterclaim of any kind, nature or description to the Obligations or the payment thereof when due.

(d) Each Guarantor hereby reaffirms its guarantee of the Obligations, taking into account the provisions of this Amendment.

SECTION 4. Costs And Expenses. As provided in Section 13.7 of the Credit Agreement, the Borrower agrees to reimburse Agent for all fees, reasonable out-of-pocket costs and expenses of the Agent (including attorney costs) in connection with the preparation, execution, delivery and administration of this Amendment (and the other documents to be delivered in connection herewith).

SECTION 5. Governing Law. THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS (AS OPPOSED TO CONFLICTS OF LAWS PROVISIONS) OF THE STATE OF ILLINOIS.

SECTION 6. Headings. Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purposes.

SECTION 7. Counterparts. This Amendment may be executed in any number of counterparts, each of which when so executed shall be deemed an original, but all such counterparts shall constitute one and the same instrument.

SECTION 8. Effectiveness. This Amendment shall become effective upon:

(a) Receipt by the Agent of duly executed counterparts to this Amendment by the
Borrower, Guarantors and the Lenders;

(b) Receipt by the Agent, for the ratable benefit of the Lenders based on their
Commitments on the date hereof, of an amendment fee equal to, for each Lender (a)
0.10% multiplied by the Commitment of such Lender on the date hereof (less any increase in its Commitment accepted by such Lender on the date hereof) plus (b) 0.25% multiplied by the amount of any additional Commitment accepted by such Lender on the date hereof;

(c) Receipt by Agent of an officer’s certificate of Borrower and each Guarantor certifying that attached thereto is a true and complete copy of resolutions duly adopted by the board of directors (or equivalent governing body) of such Person authorizing the execution, delivery and performance of this Amendment; and

(d) The Agent shall have received opinions of counsel to the Borrower and
Guarantors, each in form and substance satisfactory to Agent.

SECTION 9. Amendment to Guaranty Agreement. Subject to the satisfaction of the conditions precedent set forth in Section 8 hereof, the parties hereto hereby agree that the Guaranty Agreement is hereby amended by adding the following new paragraph to the end of Section 2.1 of the Guaranty Agreement to read as follows:

“Each Qualified ECP Guarantor hereby jointly and severally absolutely, unconditionally and irrevocably undertakes to provide such funds or other support as may be needed from time to time by each other Guarantor to honor all of its obligations under this Guaranty in respect of Swap Obligations (provided, however, that each Qualified ECP Guarantor shall only be liable under this
Section 2.1 for the maximum amount of such liability that can be hereby incurred without rendering its obligations under this Section 2.1 or otherwise under this Guaranty voidable under applicable law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount). The obligations of each Qualified ECP Guarantor under this Section 2.1 shall remain in full force and effect until all the Guaranteed Obligations are paid in full and the Commitments are terminated. Each Qualified ECP Guarantor intends that this Section 2.1 constitute, and this Section 2.1 shall be deemed to constitute, a “keepwell, support, or other agreement” for the benefit of each other Guarantor for all purposes of Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.”

SECTION 10. Post-Closing Covenant. Within 60 days after the date hereof (or such later date as the Agent may agree in its sole discretion), the Borrower will take any actions deemed reasonably advisable by the Agent due to this Amendment to preserve or continue the perfection of liens and security interests granted prior to the date hereof securing the Obligations, including without limitation any amendments to real property mortgages, date down or modification endorsements to the title policies insuring such mortgages (to the extent available in the applicable jurisdictions at commercially reasonable rates) and/or title searches and opinions of counsel with respect thereto. Notwithstanding anything to the contrary, Borrower shall not be required to comply with the requirements set forth in this Section 9 with respect to the mortgaged property located in Mississippi, which is currently in the process of being sold. If said mortgaged property is not sold by December 31, 2013, then the Borrowers shall have sixty (60)
days to comply with the requirements set forth in this Section 9.
[Signature Pages Follow]

This Amendment No. 2 to Second Amended and Restated Credit Agreement has been executed as of the day and year first above written.

OMNOVA SOLUTIONS INC., as a Borrower

By: Chet Fox
Name: CHET FOX
Title: VP TREASURER

DECORATIVE PRODUCTS THAILAND, INC., as a Guarantor

By: Chet Fox
Name: CHET FOX
Title: VP TREASURER

OMNOVA WALLCOVERING (USA), INC., as a Guarantor

By: Chet Fox
Name: CHET FOX
Title: VP TREASURER

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